                                                                    EXHIBIT 99.1

                                                                  EXECUTION COPY

--------------------------------------------------------------------------------



                                MHI GROUP, INC.,

                        LOEWEN GROUP INTERNATIONAL, INC.

                                      and

                                   SPRT CORP.



                         ==============================
                          AGREEMENT AND PLAN OF MERGER
                         ==============================



                         ==============================
                           Dated as of August 9, 1995
                         ==============================




--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

Section                                                                    Page
-------                                                                    ----

ARTICLE I
THE TENDER OFFER..........................................................   2

     1.1.  The Offer......................................................   2
           ---------
     1.2.  Company Action.................................................   3
           --------------
     1.3.  Directors......................................................   5
           ---------

ARTICLE II
THE MERGER................................................................   7

     2.1.  The Merger.....................................................   7
           ----------
     2.2.  Effective Time.................................................   7
           --------------
     2.3.  Effect of the Merger...........................................   7
           --------------------
     2.4.  Subsequent Actions.............................................   7
           ------------------
     2.5.  Articles of Incorporation; By-Laws; Directors and
           -------------------------------------------------
           Officers.......................................................   8
           --------
     2.6.  Conversion of Securities.......................................   8
           ------------------------
     2.7.  Surrender of Shares; Stock Transfer Books......................   9
           -----------------------------------------

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PARENT
AND THE PURCHASER.........................................................  10

     3.1.  Corporate Organization.........................................  10
           ----------------------
     3.2.  Authority Relative to this Agreement...........................  10
           ------------------------------------
     3.3.  No Conflict; Required Filings and Consents.....................  11
           ------------------------------------------
     3.4.  Financing Arrangements.........................................  12
           ----------------------
     3.5.  Brokers........................................................  12
           -------
     3.6.  Offer Documents; Proxy Statements..............................  12
           ---------------------------------
     3.7.  Litigation.....................................................  13
           ----------

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................  13

     4.1.  Organization and Qualification; Subsidiaries...................  13
           --------------------------------------------
     4.2.  Articles of Incorporation and By-Laws..........................  14
           -------------------------------------
     4.3.  Capitalization.................................................  14
           --------------
     4.4.  Authority......................................................  15
           ---------
     4.5.  No Conflict; Required Filings and Consents.....................  15
           ------------------------------------------
     4.6.  SEC Filings; Financial Statements..............................  16
           ---------------------------------
     4.7.  Absence of Certain Changes or Events...........................  17
           ------------------------------------
     4.8.  Title to Property..............................................  19
           -----------------
     4.9.  Litigation.....................................................  20
           ----------
     4.10. Compliance with Applicable Law.................................  20
           ------------------------------
     4.11. Employee Benefit Plans.........................................  20
           ----------------------
     4.12. Offer Documents; Proxy Statement...............................  21
           --------------------------------
     4.13. Brokers........................................................  22
           -------
     4.14. Control Share Acquisition......................................  22
           -------------------------
     4.15. Taxes..........................................................  22
           -----


Section                                                                    Page
-------                                                                    ----
     4.16. Environment...................................................   23
           -----------
     4.17. Contracts.....................................................   24
           ---------

ARTICLE V
CONDUCT OF BUSINESS PENDING THE MERGER...................................   24

     5.1.  Acquisition Proposals.........................................   24
           ---------------------
     5.2.  Conduct of Business by the Company Pending the
           ----------------------------------------------
           Merger........................................................   24
           ------
     5.3.  No Shopping...................................................   27
           -----------

ARTICLE VI
ADDITIONAL AGREEMENTS....................................................   27

     6.1.  Proxy Statement...............................................   27
           ---------------
     6.2.  Meeting of Shareholders of the Company........................   28
           --------------------------------------
     6.3.  Additional Agreements.........................................   28
           ---------------------
     6.4.  Notification of Certain Matters...............................   28
           -------------------------------
     6.5.  Access to Information.........................................   29
           ---------------------
     6.6.  Public Announcements..........................................   29
           --------------------
     6.7.  Best Efforts; Cooperation.....................................   29
           -------------------------
     6.8.  Agreement to Defend and Indemnify.............................   29
           ---------------------------------
     6.9.  Warrants; Stock Options.......................................   32
           -----------------------

ARTICLE VII
CONDITIONS OF MERGER.....................................................   33

     7.1.  Conditions to Obligation of Each Party to Effect
           ------------------------------------------------
           the Merger....................................................   33
           ----------
     7.2.  Parent and Purchaser Obligations..............................   34
           --------------------------------

ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER........................................   34

     8.1.  Termination...................................................   34
           -----------
     8.2.  Effect of Termination.........................................   36
           ---------------------
     8.3.  Termination Fees and Expenses.................................   36
           -----------------------------
     8.4.  Amendment.....................................................   36
           ---------
     8.5.  Waiver........................................................   36
           ------

ARTICLE IX
GENERAL PROVISIONS.......................................................   37

     9.1.  Non-Survival of Representations, Warranties and
           -----------------------------------------------
           Agreements....................................................   37
           ----------
     9.2.  Notices.......................................................   37
           -------
     9.3.  Expenses......................................................   38
           --------
     9.4.  Certain Definitions...........................................   38
           -------------------
     9.5.  Headings......................................................   38
           --------
     9.6.  Severability..................................................   39
           ------------
     9.7.  Entire Agreement; No Third-Party Beneficiaries................   39
           ----------------------------------------------
     9.8.  Assignment....................................................   39
           ----------
     9.9.  Governing Law.................................................   39
           -------------
     9.10. Counterparts..................................................   39
           ------------

Annex I - Conditions to the Offer

                          AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER, dated as of August 9, 1995 (the "Agreement") among MHI GROUP, INC., a Florida corporation (the "Company"),
----------                                                      -------
LOEWEN GROUP INTERNATIONAL, INC., a corporation organized under the laws of Delaware (the "Parent"), and SPRT CORP., a Florida corporation and a wholly
               ------
owned subsidiary of the Parent (the "Purchaser").
                                     ---------


                              W I T N E S S E T H
                              - - - - - - - - - -

          WHEREAS, the respective Boards of Directors of the Company and the Parent have each determined that it is in the best interests of their respective shareholders for the Parent to acquire the Company upon the terms and subject to the conditions set forth herein; and

          WHEREAS, in furtherance thereof, it is proposed that the Purchaser will make a cash tender offer (the "Offer") to acquire all shares of the issued
                                    -----
and outstanding common stock, $.40 par value, of the Company (the "Company
                                                                   -------
Common Stock"; all issued and outstanding shares of Company Common Stock being
------------
hereinafter collectively referred to as the "Shares") for $10.25 per Share (the
                                             ------
"Per Share Amount"), net to the seller in cash, subject to, among other things,
 ----------------
there being validly tendered and not withdrawn before the expiration of the Offer a number of Shares which, together with Shares owned by the Purchaser or the Parent, represent at least a majority of the total number of Shares outstanding on a fully-diluted basis (the "Minimum Condition"); and
                                           -----------------

          WHEREAS, also in furtherance of such acquisition, the Boards of Directors of the Company and the Parent have each approved the merger (the "Merger") of the Purchaser with the Company following the Offer in accordance
-------
with the Florida Business Corporation Act (the "FBCA") and upon the terms and
                                                ----
subject to the conditions set forth herein and approved the Parent Stock Option (as defined in Section 4.3 hereof); and

          WHEREAS, absent the applicability of FBCA (S)607.1104, the effectiveness of the Merger will be conditioned, among other things, upon the affirmative vote of the holders of a majority of the outstanding Shares; and

          WHEREAS, the Board of Directors of the Company (the "Board of
                                                               --------
Directors") has unanimously resolved to recommend acceptance of the Offer and
---------
the Merger to the holders of Shares and has determined that the consideration to be paid for each Share in the Offer and the Merger is fair to the holders of such Shares and to recommend that the holders of such Shares accept the Offer and adopt this Agreement and the transactions contemplated hereby;

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, the Parent and the Purchaser hereby agree as follows:


                                   ARTICLE I

                                THE TENDER OFFER

          SECTION 1.1.  The Offer.  (a)  Provided that this Agreement shall not
                        ---------
have been terminated in accordance with Section 8.1 hereof and none of the events set forth in Annex I hereto shall have occurred or be existing, the
                    -------
Parent or a direct or indirect subsidiary thereof shall commence (within the meaning of Rule 14d-2(a) of the Securities Exchange Act of 1934 (the "Exchange
                                                                      --------
Act")) the Offer as promptly as practicable, but in no event later than five
---
business days following the execution of this Agreement. The obligation of the Purchaser to accept for payment any Shares tendered shall be subject to the satisfaction of the conditions set forth in Annex I, including the Minimum
                                            -------
Condition. The Purchaser expressly reserves the right to waive any such condition in its sole discretion, to increase the price per Share payable in the Offer, or to make any other changes in the terms and conditions of the Offer (provided that, without the prior, written consent of the Company, no change may be made which decreases the price per Share payable in the Offer or which reduces the maximum number of Shares to be purchased in the Offer or which imposes conditions to the Offer in addition to those set forth in Annex I
                                                                  -------
hereto). The Per Share Amount shall be net to the seller in cash, subject to reduction only for any applicable Federal back-up withholding or stock transfer taxes payable by the seller. The Company agrees that no Shares held by the Company or any of its subsidiaries (as hereinafter defined) will be tendered pursuant to the Offer. The Purchaser may, at any time, transfer or assign to one or more corporations directly or indirectly wholly owned by Parent the right to purchase all or any portion of the Shares tendered pursuant to the Offer, but any such transfer or assignment will not relieve the Purchaser of its obligations under the Offer or prejudice the rights of tendering holders of Shares to receive payment for Shares validly tendered and accepted for payment.

          (b) The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") having the conditions and provisions set forth in Annex I
------------------                                                     -------
hereto. As soon as practicable on the date the Offer is commenced, the Parent and the Purchaser shall file with the Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 (together with all amendments
----
and supplements thereto, the "Schedule 14D-1") with
                              --------------
respect to the Offer, will comply in all material respects with the provisions of, and satisfy in all material respects the requirements of, such Schedule 14D-1 and all applicable Federal securities laws, and such Schedule 14D-1 will contain (including as an exhibit) or incorporate by reference the Offer to Purchase (or portions thereof) and forms of the related letter of transmittal and summary advertisement (which documents, together with any supplements or amendments thereto, and any other SEC schedule or form which is filed in connection with the Offer and related transactions, are referred to collectively herein as the "Offer Documents"). Each of the Parent, the Purchaser and the
               ---------------
Company represents and warrants that the information provided and to be provided by it and/or by its auditors, attorneys, financial advisors or other consultants or advisors specifically for use in the Schedule 14D-1 and the Offer Documents on the date filed with the SEC and on the date first published, sent or given to the Company's shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Parent or the Purchaser with respect to written information supplied by the Company specifically for inclusion in the Schedule 14D-1. Each of the Parent, the Purchaser and the Company agrees promptly to correct any information provided by it for use in the Schedule 14D-1 or the Offer Documents if and to the extent that it shall have become false or misleading in any material respect and to supplement the information provided by it specifically for use in the
Schedule 14D-1 or the Offer Documents to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Parent and the Purchaser further agree to take all steps necessary to cause the Schedule 14D-1, as so corrected or supplemented, to be filed with the SEC and the Offer Documents, as so corrected or supplemented, to be disseminated to holders of Shares, in each case as and to the extent required by applicable Federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-1 before it is filed with the SEC.

          SECTION 1.2.  Company Action.  (a)  The Company hereby approves of and
                        --------------
consents to the Offer and the Merger. The Company hereby represents and warrants that the Board of Directors, at a meeting duly called and held on August 9, 1995, at which a quorum was present and acting throughout, by the unanimous vote of all directors present, (i) duly approved and adopted this Agreement and the transactions contemplated hereby, including the Offer and the Merger and the Parent Stock Option, (ii) recommended that the shareholders of the Company accept the Offer, tender their Shares pursuant to the Offer and adopt this Agreement and the transactions contemplated hereby, including the Merger, (iii) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are fair to and in the best interests of the holders of Shares, and (iv) took all other action necessary to render Section 607.0901 and Section 607.0902 of the FBCA inapplicable to the Offer and the Merger and the Parent Stock Option and the transactions contemplated hereby and thereby ((i), (ii), (iii) and (iv), collectively, the "Recommendation"). The Company further represents that
                   --------------
Commonwealth Associates (the "Financial Advisor") has rendered to the Board of
                              -----------------
Directors of the Company a written opinion dated as of August 9, 1995, to the effect that the consideration to be received by the holders of Shares pursuant to the Offer and the Merger is fair to such shareholders (other than the Parent and its affiliates) from a financial point of view. The Company hereby covenants and agrees that the Recommendation will not be withdrawn, modified or amended, except to the extent that the Board of Directors of the Company, after consultation with and based upon the advice of independent legal counsel (who may be the Company's regularly engaged independent legal counsel), determines in good faith that the failure to take such action would constitute a breach of the Board of Directors' fiduciary duties under applicable law. The Company will furnish to the Parent and the Purchaser, upon request, a copy of the resolutions adopting the Recommendation certified by an appropriate officer of the Company.

          (b) The Company hereby agrees to file with the SEC, as promptly as practicable on the date of commencement of the Offer after the filing by the Parent and the Purchaser of the Schedule 14D-1 with respect to the Offer, a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the "Schedule 14D-9") that (i) will
                                                 --------------
comply in all material respects with the provisions of all applicable Federal securities laws and (ii) will include the opinion of the Financial Advisor referred to in Section 1.2(a) hereof. The Company agrees to mail such Schedule 14D-9 to the shareholders of the Company along with the Offer Documents promptly after the commencement of the Offer. The Schedule 14D-9 and the Offer Documents shall contain the Recommendation of the Board of Directors. The Schedule 14D-9 will also contain as an exhibit thereto the written opinion of the Financial Advisor described in Section 1.2(a) hereof. The Schedule 14D-9, on the date filed with the SEC and on the date first published, sent or given to the Company's shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to written information supplied by the Parent or the Purchaser specifically for inclusion in the Schedule 14D-9. The Company agrees promptly to correct the Schedule 14D-9 if and to the extent that it shall become false or misleading in any material respect (and each of the Parent and the Purchaser, with respect to written information supplied by it specifically for use in the Schedule 14D-9, shall promptly notify the Company of any required corrections of such information and cooperate with the Company with respect to correcting such information) and to supplement the information contained in the Schedule 14D-9 to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to the Company's shareholders to the extent required by applicable Federal securities laws. The Parent and the Purchaser, and their respective counsel, shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 before it is filed with the SEC.

          (c) In connection with the Offer, the Company shall promptly upon execution of this Agreement furnish the Parent and the Purchaser with mailing labels containing the names and addresses of all record holders of Shares and security position listings of Shares held in stock depositories, each as of a recent date, and shall promptly furnish the Parent and the Purchaser with such additional information, including updated lists of shareholders, mailing labels and security position listings, and such other information and assistance as the Parent and the Purchaser or their agents may reasonably request for the purpose of communicating the Offer to the record and beneficial holders of Shares.

          SECTION 1.3.  Directors.  Promptly upon the purchase by the Purchaser
                        ---------
of any Shares pursuant to the Offer, and from time to time thereafter as Shares are acquired by the Purchaser, so long as the Purchaser shall not have waived the Minimum Condition, the Purchaser shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors as will give the Purchaser, subject to compliance with Section 14(f) of the Exchange Act, representation on the Board of Directors equal to at least that number of directors which equals the product of the total number of directors on the Board of Directors (giving effect to the directors appointed or elected pursuant to this sentence and including current directors serving as officers of the Company) multiplied by the percentage that the aggregate number of Shares beneficially owned by the Purchaser or any affiliate of the Purchaser (including for purposes of this Section 1.3 such Shares as are accepted for payment pursuant to the Offer, but excluding

Shares held by the Company or any of its Subsidiaries) bears to the number of Shares outstanding. At such times, the Company will also cause (i) each committee of the Board of Directors, (ii) if requested by the Purchaser, the board of directors of each of the Company's Subsidiaries and (iii) if requested by the Purchaser, each committee of such board to include persons designated by the Purchaser constituting the same percentage of each such committee or board as the Purchaser's designees are of the Board of Directors. The Company shall, upon request by the Purchaser, promptly increase the size of the Board of Directors or exercise its best efforts to secure the resignations of such number of directors as is necessary to enable the Purchaser's designees to be elected to the Board of Directors and shall cause the Purchaser's designees to be so elected; provided, however, that, in the event that the Purchaser's designees
         --------  -------
are appointed or elected to the Board of Directors, until the Effective Time (as defined in Section 2.2 hereof) the Board of Directors shall have at least one director who is a director on the date hereof and who is neither an officer of the Company nor a designee, shareholder, affiliate or associate (within the meaning of the Federal securities laws) of the Purchaser (one or more of such directors, the "Independent Directors"); provided further, that if no
                ---------------------    -------- -------
Independent Directors remain, the other directors shall designate one person to fill one of the vacancies who shall not be either an officer of the Company or a designee, shareholder, affiliate or associate of the Purchaser or the Parent, and such person shall be deemed to be an Independent Director for purposes of this Agreement. Subject to applicable law, the Company shall promptly take all action necessary pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this Section
1.3 and shall include in the Schedule 14D-9 mailed to shareholders promptly after the commencement of the Offer (or an amendment thereof or an information statement pursuant to Rule 14f-1 if the Purchaser has not theretofore designated directors) such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.3. The Parent and the Purchaser will supply the Company and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1. Notwithstanding anything in this Agreement to the contrary, prior to the Effective Time, the affirmative vote of a majority of the Independent Directors shall be required to (i) amend or terminate this Agreement by the Company, (ii) exercise or waive any of the Company's rights or remedies hereunder, or (iii) extend the time for performance of the Purchaser's obligations hereunder.

                                 ARTICLE II

                                   THE MERGER

          SECTION 2.1.  The Merger.  At the Effective Time (as defined in
                        ----------
Section 2.2) and subject to and upon the terms and conditions of this Agreement and the FBCA, the Purchaser shall be merged with and into the Company, the separate corporate existence of the Purchaser shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger hereinafter sometimes is referred to as the "Surviving
                                                              ---------
Corporation".
-----------

          SECTION 2.2.  Effective Time.  As promptly as practicable after the
                        --------------
satisfaction or waiver of the conditions set forth in Article VII, the parties
                                                      -----------
hereto shall cause the Merger to be consummated by filing Articles of Merger with the Secretary of State of the State of Florida, in such form as required by, and executed in accordance with the relevant provisions of, the FBCA (the time of such filing being the "Effective Time").
                               --------------

          SECTION 2.3.  Effect of the Merger.  At the Effective Time, the effect
                        --------------------
of the Merger shall be as provided in the applicable provisions of the FBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and the Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and the Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

          SECTION 2.4.  Subsequent Actions.  If, at any time after the Effective
                        ------------------
Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or the Purchaser acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or the Purchaser, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

          SECTION 2.5.  Articles of Incorporation; By-Laws; Directors and
                        -------------------------------------------------
Officers.  (a)  Unless otherwise determined by the Parent before the Effective
--------
Time, at the Effective Time the Articles of Incorporation of the Company, as in effect immediately before the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation.

          (b) The By-Laws of the Purchaser, as in effect immediately before the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such By-Laws.

          (c) The directors of the Purchaser immediately before the Effective Time will be the initial directors of the Surviving Corporation, and the officers of the Company immediately before the Effective Time will be the initial officers of the Surviving Corporation, in each case until their successors are elected or appointed and qualified. If, at the Effective Time, a vacancy shall exist on the Board of Directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law.

          SECTION 2.6.  Conversion of Securities.  At the Effective Time, by
                        ------------------------
virtue of the Merger and without any action on the part of the Purchaser, the Company or the holder of any of the following securities:

          (a) Each Share issued and outstanding immediately before the Effective Time (other than any Shares to be canceled pursuant to Section 2.6(b)) shall be canceled and extinguished and be converted into the right to receive the Per Share Amount in cash payable to the holder thereof, without interest, upon surrender of the certificate representing such Share (such amount of cash in the aggregate being referred to herein as the "Merger Consideration").
                                                  --------------------

          (b) Each share of Company Common Stock held in the treasury of the Company and each Share owned by the Parent or any direct or indirect wholly owned subsidiary of the Parent or of the Company immediately before the Effective Time shall be canceled and extinguished and no payment or other consideration shall be made with respect thereto.

          (c) Each share of common stock, par value $.01 per share, of the Purchaser issued and outstanding immediately before the Effective Time shall thereafter represent one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

          SECTION 2.7.  Surrender of Shares; Stock Transfer Books.  (a)  Before
                        -----------------------------------------
the Effective Time, the Company shall designate a bank or trust company to act as agent for the holders of Shares (the "Exchange Agent") to receive the funds
                                         --------------
necessary to make the payments contemplated by Section 2.6.

          (b) Each holder of a certificate or certificates representing any Shares canceled upon the Merger pursuant to Section 2.6(a) may thereafter surrender such certificate or certificates to the Exchange Agent, as agent for such holder, to effect the surrender of such certificate or certificates on such holder's behalf for a period ending six months after the Effective Time. Any cash delivered or made available to the Exchange Agent pursuant to this Section
2.8 and not exchanged for certificates representing Shares within six months after the Effective Time will be returned by the Exchange Agent to the Surviving Corporation, which thereafter will act as Exchange Agent, subject to the rights of holders of non-surrendered certificates representing Shares under this
Article II and any former holders of Shares who have not theretofore complied with the instructions for exchanging their certificates representing Shares, who will thereafter look only to the Surviving Corporation for payment of their claim for the consideration set forth in Section 2.6, without any interest thereon, but will have no greater rights against the Surviving Corporation (or either constituent corporation in the Merger) than may be accorded to general unsecured creditors thereof under applicable law. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto will be liable to a holder of Shares for any cash or interest thereon delivered to a public official pursuant to applicable abandoned property laws. The Parent agrees that promptly after the Effective Time it shall cause the distribution to holders of record of Shares as of the Effective Time of appropriate materials to facilitate such surrender.

          (c) If payment of cash in respect of canceled Shares is to be made to a person other than the person in whose name a surrendered certificate or instrument is registered, it shall be a condition to such payment that the certificate or instrument so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the certificate or instrument surrendered or shall have established to the satisfaction of the Parent or the Exchange Agent that such tax either has been paid or is not payable.

          (d) At the Effective Time, the stock transfer books of the Company shall be closed and there shall not be any further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. If, after the Effective Time, certificates for Company Common Stock are presented to the Surviving Corporation, they shall be canceled and exchanged for cash as provided in
Section 2.6(a). No interest shall accrue or be paid on any cash payable upon the surrender of a certificate or certificates which immediately before the Effective Time represented outstanding Shares.

          (e) In the event any certificate representing Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the Parent, the posting by such person of a bond in customary form and amount as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the consideration set forth in Section 2.6, without any interest thereon, upon due surrender of and deliverable in respect of such certificate pursuant to this Agreement.


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE PARENT
                               AND THE PURCHASER

          The Parent and the Purchaser represent and warrant to the Company as follows:

          SECTION 3.1.  Corporate Organization.  Each of the Parent and the
                        ----------------------
Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority and any necessary governmental authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not reasonably be expected to have, individually or in the aggregate, the effect of preventing or materially delaying the Parent and the Purchaser from performing their respective obligations under this Agreement.

          SECTION 3.2.  Authority Relative to this Agreement.  The execution and
                        ------------------------------------
delivery of this Agreement by the Parent and the Purchaser and the consummation by the Parent and the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Parent and the Purchaser and no other corporate proceeding is necessary for the execution and delivery of this Agreement by the Parent or the

Purchaser, the performance by the Parent or the Purchaser of their obligations hereunder and the consummation by the Parent or the Purchaser of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Parent and the Purchaser and constitutes a legal, valid and binding obligation of each such corporation, enforceable against each of them in accordance with its terms.

          SECTION 3.3.  No Conflict; Required Filings and Consents.  (a)  The
                        ------------------------------------------
execution and delivery of this Agreement by the Parent and the Purchaser do not, and the performance of this Agreement by the Parent and the Purchaser will not,
(i) conflict with or violate any law, regulation, court order, judgment or decree applicable to the Parent or the Purchaser or by which any of their property is bound or affected, (ii) violate or conflict with either the Articles of Incorporation or By-Laws of either the Parent or the Purchaser, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of the Parent or the Purchaser pursuant to, any contract, instrument, permit, license or franchise to which the Parent or the Purchaser is a party or by which the Parent or the Purchaser or any of their property is bound or affected, except for such violations, conflicts, breaches or defaults which would not reasonably be expected to have, individually or in the aggregate, the effect of preventing or materially delaying the Parent and the Purchaser from performing their respective obligations under this Agreement.

          (b) Except for applicable requirements, if any, of the Exchange Act, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), filing and recordation of
                                           -------
appropriate merger documents as required by the FBCA, neither the Parent nor the Purchaser is required to submit any notice, report or other filing with any governmental authority, domestic or foreign, in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, except for the failure to submit such notices, reports or other filings which would not reasonably be expected to have, individually or in the aggregate, the effect of preventing or materially delaying the Parent and the Purchaser from performing their respective obligations under this Agreement. No waiver, consent, approval or authorization of any governmental or regulatory authority, domestic or foreign, is required to be obtained or made by either the Parent or the Purchaser in connection with its execution, delivery or performance of this Agreement, except for such waivers, consents, approvals or authorizations the failure of which to have obtained or made would not reasonably be expected to have, individually or in the aggregate, the effect of preventing or materially delaying the Parent and the Purchaser from performing their respective obligations under this Agreement.

          SECTION 3.4.  Financing Arrangements.  The Purchaser has funds
                        ----------------------
available to it sufficient to purchase the Shares in accordance with the terms of this Agreement. After consummation of the Offer and immediately prior to consummation of the Merger, the Parent or the Purchaser will have deposited in trust with the Exchange Agent funds in a sufficient amount to pay the Merger Consideration in respect of those Shares to be converted pursuant to Section 2.6(a).

          SECTION 3.5.  Brokers.  No broker, finder or investment banker, other
                        -------
than Smith Barney Inc. and Mr. Peter Grunebaum, is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Parent or the Purchaser.

          SECTION 3.6.  Offer Documents; Proxy Statements.  None of the
                        ---------------------------------
information supplied by the Parent or the Purchaser, or their respective officers, directors, representatives, agents or employees, for inclusion in the Proxy Statement (as defined in Section 4.12), or in any amendments thereof or supplements thereto, will, on the date the Proxy Statement is first mailed to shareholders, at the time of the Company Shareholders' Meeting (as defined in Section 4.12) or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it will be made, will be false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders' Meeting which has become false or misleading. Neither the Offer Documents nor any amendments thereof or supplements thereto will, at any time the Offer Documents or any such amendments or supplements are filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Parent and the Purchaser do not make any representation or warranty with respect to any information that has been supplied by the Company or its accountants, counsel or other authorized representatives for use in any of the foregoing documents. The Offer Documents and any amendments or supplements thereto will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

          SECTION 3.7.  Litigation.  There are no claims, actions, suits,
                        ----------
proceedings, or investigations pending or, to the best knowledge of the Parent or the Purchaser, threatened, against the Parent or the Purchaser before any court, administrative, governmental or regulatory authority or body, domestic or foreign, which are reasonably likely to prevent or delay the performance by the Parent or the Purchaser of this Agreement.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to the Parent and the Purchaser as follows:

          SECTION 4.1.  Organization and Qualification; Subsidiaries.  Each of
                        --------------------------------------------
the Company and its Subsidiaries (defined below in this Section 4.1) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and any necessary governmental authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not have a Material Adverse Effect (as defined below in this Section 4.1). The term "Subsidiary"
                                                                  ----------
means any corporation or other legal entity of which the Company or, if the context requires, the Surviving Corporation (either alone or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity. The term "Material Adverse Effect" means any
                                              -----------------------
change in or effect on the business of the Company or any of the Subsidiaries that is reasonably likely to be materially adverse to the business, operations, properties (including intangible properties), condition (financial or otherwise), assets, liabilities or regulatory status of the Company and the Subsidiaries taken as a whole. A true and complete list of all the Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary and the percentage of each Subsidiary's outstanding capital stock owned by the Company or another Subsidiary, is set forth in
Section 4.1 of the disclosure memorandum separately delivered by the Company to the Parent in connection herewith (the "Company Disclosure Schedule").
                                        ---------------------------

          SECTION 4.2.  Articles of Incorporation and By-Laws.  The Company has
                        -------------------------------------
heretofore furnished to the Parent a complete and correct copy of the Amended and Restated Articles of Incorporation and the By-Laws or equivalent organizational documents, each as amended to the date hereof, of the Company and made available to the Parent such documents with respect to all Subsidiaries. Such Amended and Restated Articles of Incorporation, By-Laws and equivalent organizational documents are in full force and effect. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective Articles of Incorporation or By-Laws or equivalent organizational documents.

          SECTION 4.3.  Capitalization.  The authorized capital stock of the
                        --------------
Company consists of 10,000,000 shares of Company Common Stock, 100,000 shares of Series B Convertible Preferred Stock (the "Series B Preferred") and 200,000
                                           ------------------
shares of Series C Convertible Preferred Stock (the "Series C Preferred").  As
                                                     ------------------
of the date hereof, (i) 6,272,251 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable,
(ii) 57,129 shares of Company Common Stock were held in the treasury of the Company or by Subsidiaries of the Company, (iii) 722,961 shares of Company Common Stock were reserved for issuance upon exercise of outstanding options under the Company's 1989 Stock Option Plan, (iv) 24,757 shares of Series B Preferred were issued and outstanding and (v) 13,938 shares of Series C Preferred where issued and outstanding. Except as set forth in this Section 4.3, in Section 4.3(a) of the Company Disclosure Schedule, and except for the Stock Option Agreement (the "Parent Stock Option") between the Company and the
                             -------------------
Parent dated as of the date hereof, there are no shares of capital stock of the Company authorized, issued or outstanding and there are no outstanding subscriptions, options, warrants, rights, convertible securities or any other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or obligating the Company to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment. Except as set forth in
Section 4.3(a) of the Company Disclosure Schedule, there are no voting trusts or other agreements or understandings to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound with respect to the voting of the capital stock of the Company or the repurchase, redemption or other acquisition of or payment in respect of any shares of capital stock of the Company or any Subsidiary.

          All the outstanding capital stock of each of the Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and, except as set forth in Section 4.1 of the Company Disclosure Schedule, is owned by the Company or a Subsidiary free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances of any nature whatsoever. There are no existing subscriptions, options, warrants, rights, convertible securities or any other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any Subsidiary obligating the Company or any Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of any Subsidiary or obligating the Company or any Subsidiary to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment. Except for the Subsidiaries and except as set forth in
Section 4.3(b) of the Company Disclosure Schedule and in the SEC Reports (as defined in Section 4.6), the Company does not directly or indirectly own a greater than 5% equity interest in any other corporation, partnership, joint venture or other business association or entity.

          SECTION 4.4.  Authority.  The Company has the necessary corporate
                        ---------
power and authority to enter into this Agreement and the Parent Stock Option and, subject to obtaining any necessary shareholder approval of the Merger, to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Parent Stock Option by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further corporate proceedings on the part of the Company are required in connection therewith, subject to the approval of the Merger by the Company's shareholders in accordance with the FBCA. This Agreement and the Parent Stock Option have been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

          SECTION 4.5.  No Conflict; Required Filings and Consents.  (a)  Except
                        ------------------------------------------
as set forth in Section 4.5 of the Company Disclosure Schedule, the execution and delivery of this Agreement and the Parent Stock Option by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate any law, regulation, court order, judgment or decree applicable to the Company or any of the Subsidiaries or by which its or any of their property is bound or affected, (ii) violate or conflict with the Articles of Incorporation or By-Laws of the Company or any Subsidiary, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time of both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of the Subsidiaries pursuant to, any contract, instrument, permit, license or franchise to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or its or any of their property is bound or affected, except for conflicts, violations, breaches or defaults which, in the aggregate, would not have a Material Adverse Effect.

          (b) Except for applicable requirements, if any, of the Exchange Act, the pre-merger notification requirements of the HSR Act, and filing and recordation of appropriate merger or other documents as required by the FBCA, and except as set forth in Section 4.5(b) of the Company Disclosure Schedule, the Company is not required to submit any notice, report or other filing with, or obtain any waiver, consent, approval or authorization of, any governmental authority, domestic or foreign, in connection with the execution, delivery or performance of this Agreement.

          SECTION 4.6.  SEC Filings; Financial Statements.  (a)  The Company has
                        ---------------------------------
filed all forms, reports and documents required to be filed with the SEC since January 1, 1994, and has heretofore delivered to the Parent, in the form filed with the SEC, its (i) Annual Reports on Form 10-K for the fiscal years ended April 30, 1995 and April 30, 1994, respectively, (ii) all proxy statements relating to the Company's meetings of shareholders (whether annual or special) held since January 1, 1993 or to be held thereafter and (iii) all other reports or registration statements (other than Reports on Form 10-Q) filed by the Company with the SEC since January 1, 1994 (collectively, the "SEC Reports").
                                                               -----------
The SEC Reports (i) were prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act,
                                         --------------
as the case may be, and (ii) did not at the time they were filed, or in the case of registration statements, at the time they became effective contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Subsidiaries is required to file any statements or reports with SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act.

          (b) The consolidated financial statements contained in the SEC Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and changes in financial position of the Company and its Subsidiaries for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

          (c) Except as reflected or reserved against in the consolidated financial statements contained in the SEC Reports, the Company and its Subsidiaries have no liabilities of any nature (whether accrued, absolute, contingent or otherwise) and there is no existing condition, situation or set of circumstances which would result in such a liability which in either case in the aggregate could have a Material Adverse Effect. Since April 30, 1995, neither the Company nor any of the Subsidiaries has incurred any liabilities material to the Company and the Subsidiaries taken as a whole except (i) liabilities incurred in the ordinary course of business and consistent with past practice and (ii) liabilities incurred in connection with or as a result of the Offer or the Merger.

          SECTION 4.7.  Absence of Certain Changes or Events.  Since April 30,
                        ------------------------------------
1995, except as contemplated in this Agreement or as set forth in Section 4.7 of the Company Disclosure Schedule, there has not been:

          (a) any Material Adverse Effect or any event, occurrence or development of a state of circumstances or facts which is reasonably likely to have a Material Adverse Effect;

          (b) any strike, picketing, work slowdown or other labor disturbance having a Material Adverse Effect;

          (c) any damage, destruction or loss (whether or not covered by insurance) with respect to any of the assets of the Company or any of its Subsidiaries having a Material Adverse Effect;

          (d) any repurchase, redemption or other acquisition of capital stock of the Company or any Subsidiary by the Company or any of the Subsidiaries or any declaration or payment of any dividend or other distribution in cash, stock or property with respect to the capital stock of the Company, except for purchases heretofore made pursuant to the terms of the Company's employee benefit plans and regular cash dividends paid before the date hereof;

          (e) any entry into any material commitment or transaction (including, without limitation, any borrowing, assumption of indebtedness, guaranty of indebtedness, or capital expenditure) other than in the ordinary course of business and on terms consistent with past practice or as contemplated by this Agreement;

          (f) any transfer of, or rights granted under, any material leases, licenses, agreements, patents, trademarks, trade names or copyrights other than those transferred or granted in the ordinary course of business and consistent with past practice;

          (g) any mortgage, pledge, security interest or imposition of a lien or other encumbrance on any material asset of the Company or any of the Subsidiaries;

          (h) any change by the Company in accounting principles or methods except insofar as may have been required by a change in generally accepted accounting principles and disclosed in the SEC Reports;

          (i) any amendment of any material term of any outstanding security of the Company or any Subsidiary;

          (j) any making of any loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in wholly-owned Subsidiaries or made in the ordinary course of business consistent with past practices; or

          (k) any transaction or commitment made, or any contract or agreement entered into, by the Company or any Subsidiary relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any Subsidiary of any contract or other right, in either case, material to the Company and the Subsidiaries taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practice and those contemplated by this Agreement.


          Since April 30, 1995, except as contemplated in this Agreement, the Company and its Subsidiaries have conducted their business only in the ordinary course and in a manner consistent with past practice and have not made any material change in the conduct of the business or operations of the Company and its Subsidiaries taken as a whole. Except as set forth in Section 4.7 of the Company Disclosure Schedule, without limiting the generality of the foregoing, the Company has not, since such date, except as set forth in the SEC Reports, made any changes in executive compensation levels or in the manner in which other employees of the Company or the Subsidiaries are compensated, paid or agreed to pay any pension, retirement allowance or other employee benefit not required or permitted by any plan, agreement or arrangement existing on such date to any director, officer or employee, whether past or present, increased any benefits payable under existing severance or termination pay policies or employment agreements, increased any compensation, bonus, or other benefits payable to directors, officers or employees of the Company or any Subsidiary or committed itself to any collective bargaining agreement (except for renewals of existing collective bargaining agreements) or to any pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or to any employment or consulting agreement with or for the benefit of any person, or to amend any of such plans or any of such agreements in existence on such date.

          SECTION 4.8.  Title to Property.  (a)  Except as set forth in Section
                        -----------------
4.8 of the Company Disclosure Schedule, the Company and the Subsidiaries have good and marketable title, or valid leasehold rights in the case of leased property, to all real property (the "Real Property") and all personal property
                                     -------------
purported to be owned or leased by them, free and clear of all material liens, security interests, claims, encumbrances and charges, excluding (i) liens for fees, taxes, levies, imposts, duties or governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof, (ii) liens for mechanics, materialmen, laborers, employees, suppliers or other liens arising by operation of law for sums which are not yet delinquent or are being contested in good faith by appropriate proceedings, (iii) liens created in the ordinary course of business in connection with the leasing or financing of office, computer and related equipment and supplies, (iv) easements and similar encumbrances ordinarily created for fuller utilization and enjoyment of property, and (v) liens or defects in title or leasehold rights that, in the aggregate, do not and will not have a Material Adverse Effect.

          (b) Consummation of the Offer and the Merger will not result in any breach of or constitute a default (or an event with which notice or lapse of time or both would constitute a default) under, or give to others any rights of termination or cancellation of, or require the consent of others under, any lease in which the Company is a lessee, except for breaches or defaults which, in the aggregate, would not have a Material Adverse Effect.

          SECTION 4.9.  Litigation.  Except as previously disclosed in the SEC
                        ----------
Reports or to the Parent in writing, there are no claims, actions, suits, proceedings or investigations pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, before any court, administrative, governmental or regulatory authority or body, domestic or foreign, which, in the aggregate, have or will have a Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Offer or the Merger or any of the other transactions contemplated hereby. As of the date hereof, neither the Company nor any of its Subsidiaries nor any of their property is subject to any order, judgment, injunction or decree, having a Material Adverse Effect.

          SECTION 4.10.  Compliance with Applicable Law.  Except as previously
                         ------------------------------
disclosed in the SEC Reports, the Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all governmental entities necessary for the lawful conduct of their respective businesses (the "Company Permits"), except for failures to hold such permits, licenses,
----------------
variances, exemptions, orders and approvals which would not, individually or in the aggregate, have a Material Adverse Effect. Except as previously disclosed in the SEC Reports or Section 4.10 of the Company Disclosure Schedule, the Company and its Subsidiaries are in compliance with, and no condition exists that with notice or lapse of time or both would constitute a breach or default with respect to, the terms of the Company Permits, except where the failure to so comply, such breach or such default, would not have a Material Adverse Effect. Except as previously disclosed in the SEC Reports, the businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance, regulation, judgment, order or decree of any governmental entity (including, without limitation, the Occupational Safety and Health Act, the Americans with Disabilities Act and the Federal Trade Commissions Funeral Industry Practices Regulation) except for violations or possible violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect. Except as previously disclosed in the SEC Reports, no investigation or review by any governmental entity with respect to the Company or any of its Subsidiaries is pending or, to the best knowledge of the Company, threatened nor, to the best knowledge of the Company, has any governmental entity indicated an intention to conduct the same, other than, in each case, those which the Company reasonably believes will not have a Material Adverse Effect.

          SECTION 4.11.  Employee Benefit Plans.  Except for the obligation to
                         ----------------------
make contributions or to satisfy benefit obligations
in accordance with the terms thereof, neither the Company nor any Subsidiary has any liability to or with respect to any "employee benefit plan", as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or contributed to, currently or in the past, by the
  -----
Company or any of its Subsidiaries (the "Plans") that will have a Material
                                         -----
Adverse Effect. None of the Plans is or was a defined benefit Plan or a multiemployer plan, as such terms are defined in ERISA. To the best of the Company's knowledge, each Plan intended to qualify under Section 401(a) of the Internal Revenue Code (the "Code") is and at all times has been so qualified. Copies of all of the Plans covering United States employees of the Company or any Subsidiary and any related trusts, summary plan descriptions or other related materials reasonably requested by the Parent have been made available to the Parent. Except as set forth in Section 4.11 of the Company Disclosure Schedule, and except as provided in Section 6.9(a) hereof, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement (a) will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee or former employee of the Company or any of its Subsidiaries, or
(b) will result in the Company, the Parent or the Purchaser being obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" as these terms are defined in Section 280G of the Code. The stock options described in Section 4.11 of the Company Disclosure Schedule have been duly rescinded and are not exercisable into Shares.

          SECTION 4.12.  Offer Documents; Proxy Statement.  The proxy statement
                         --------------------------------
to be sent to the shareholders of the Company in connection with the meeting of the Company's shareholders to consider the Merger (the "Company Shareholders'
                                                        ---------------------
Meeting") or the information statement to be sent to such shareholders, as
-------
appropriate (such proxy statement or information statement, as amended or supplemented, is herein referred to as the "Proxy Statement"), will comply in
                                            ---------------
all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder except that no representation or warranty is being made by the Company with respect to any information supplied to the Company by the Parent or the Purchaser specifically for inclusion in the Proxy Statement. The Proxy Statement will not, at the time the Proxy Statement (or any amendment or supplement thereto) is filed with the SEC or first sent to shareholders, at the time of the Company Shareholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          SECTION 4.13.  Brokers.  No broker, finder or investment banker (other
                         -------
than the Financial Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company. The Company has heretofore furnished to the Parent true and complete information concerning the financial arrangements between the Company and the Financial Advisor pursuant to which such firm would be entitled to any payment as a result of the transactions contemplated hereunder.

          SECTION 4.14.  Control Share Acquisition.  None of the transactions
                         -------------------------
contemplated by this Agreement and the Parent Stock Option, including the purchase of Shares in the Offer and in the Merger and the Merger, individually or in the aggregate, (a) result in, constitute or be deemed to be a "control share acquisition" as such term is defined in (S) 607.0902 of the FBCA or (b) are subject to the provisions of Section 607.0901 of the FBCA, in each case with respect to either the Parent or the Purchaser, or any other party to either of such Agreements.

          SECTION 4.15.  Taxes.  Each of the Company and its Subsidiaries has
                         -----
filed, or caused to be filed, all federal, state, local and foreign income and other material tax returns required to be filed by it, has paid or withheld, or caused to be paid or withheld, all taxes of any nature whatsoever, with any related penalties, interest and liabilities (any of the foregoing being referred to herein as a "Tax"), that are shown on such tax returns as due and payable, or
                ---
otherwise required to be paid, other than such Taxes as are being contested in good faith and for which adequate reserves have been established and other than where the failure to so file, pay or withhold would not have a Material Adverse Effect. There are no material claims or assessments pending against the Company or its Subsidiaries for any alleged deficiency in any Tax, and the Company does not know of any threatened Tax claims or assessments against the Company or any of its Subsidiaries which if upheld would have a Material Adverse Effect. None of the Company or any of its Subsidiaries has made an election to be treated as a "consenting corporation" under Section 341(f) of the Code. There are no waivers or extensions of any applicable statute of limitations to assess any material Taxes. The affiliated group of corporations (as defined in section 1504(a) of the Code) of which the Company is the parent is the only affiliated, consolidated, combined or unitary group of which the Company and its Subsidiaries have been a member. Neither the Company nor any of its Subsidiaries has agreed or is required to make adjustments under section 481(a) of the Code by reason of a change in method of accounting or otherwise. The stock of the Company does not constitute an interest in real property subject to the New York Real Property Transfer Gains Tax.

          SECTION 4.16.  Environment.  (a)  As used herein, the term
                         -----------
"Environmental Laws" means all Federal, state, local or foreign laws relating to
-------------------
pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes into the environment or work place, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

          (b) Except as disclosed in Section 4.16 of the Company Disclosure Schedule, there are, with respect to the Company or any of its Subsidiaries, no past or present violations of Environmental Laws, releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law or other legal liability, or any responsibility to undertake or incur costs for any cleanup, remedial response or corrective action, including, without limitation, liability under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA") or similar state or local laws, which
                        ------
liabilities, either individually or in the aggregate, would have a Material Adverse Effect.

          (c) Except as disclosed in Section 4.16 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has (i) entered into or been subject to any consent decree, compliance order or administrative order pursuant to any Environmental Law, (ii) received any written communication indicating potential responsibility for response costs or remediation with respect to a release or threatened release of hazardous substances, (iii) been subject to any release reporting, cleanup, remediation or corrective action requirements under any Environmental Law, or (iv) had a lien imposed on any of its property under any Environmental Law.

          (d) The Company and its Subsidiaries have (i) made available to the Parent all environmental or worker health and safety audits, reports, studies and investigations within the Company's possession which were performed by third party consultants engaged by the Company or by governmental agencies relating to the Company or any of its Subsidiaries or any property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries.

          SECTION 4.17.  Contracts.  Each of the material contracts listed as
                         ---------
such in the Company's 1995 Annual Report on Form 10-K is in full force and effect, is a legal, binding and enforceable obligation of the Company or any Subsidiary and, to the best of knowledge of the Company, each other party thereto, and no event has occurred that constitutes or, with the giving of notice or passage of time, or both, would constitute a material default thereunder or a material breach thereof by any party thereto or that could result in the acceleration of the performance of any obligation thereunder having a Material Adverse Effect.


                                   ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

          SECTION 5.1.  Acquisition Proposals.  The Company will notify the
                        ---------------------
Parent immediately if any inquiries or proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with the Company, its subsidiaries, or any of their respective officers, directors, employees, agents or advisors, in each case in connection with any acquisition, business combination or purchase of all or any significant portion of the assets of, or any equity interest in, the Company or any Subsidiary which would require the acquiring entity or group to file a
Schedule 13D with respect thereto under the Exchange Act and will keep the Parent reasonably informed of the status and substance of any such inquiries, proposals, requests, negotiations or discussions.

          SECTION 5.2.  Conduct of Business by the Company Pending the Merger.
                        -----------------------------------------------------
The Company covenants and agrees that, between the date of this Agreement and the Effective Time, unless the Parent shall otherwise consent in writing, the businesses of the Company and its Subsidiaries shall be conducted only in the ordinary course of business and in a manner consistent with past practice; and the Company will use its best efforts to preserve substantially intact the business organization of the Company and its Subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its Subsidiaries and to preserve the present relationships of the Company and its Subsidiaries with customers, suppliers and other persons with which the Company or any of its Subsidiaries has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly do any of the following without the prior written consent of the
Parent:

          (a) (i) issue, sell, pledge, dispose of, encumber, authorize, agree to or publicly propose the issuance, sale, pledge, disposition, encumbrance or authorization of any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest, of the Company or any of its Subsidiaries; (ii) amend or publicly propose to amend the Articles of Incorporation or By-Laws or equivalent organizational documents of the Company or any of its Subsidiaries or of any term of any outstanding security of the Company or any Subsidiary; (iii) split, combine or reclassify any outstanding shares of capital stock of the Company or its Subsidiaries or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to the Shares;
     (iv) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any shares of or any options, warrants, convertible securities or rights of any kind to acquire shares of, its capital stock or any other ownership interest of the Company, except in the performance of its obligations under existing Plans or as specifically contemplated by this Agreement; or (v) authorize or propose or enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 5.2(a);

          (b) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any material corporation, partnership or other business organization, business line or division thereof; (ii) except in the ordinary course of business and in a manner consistent with past practices, sell, lease, transfer, assign, license, pledge, dispose of, or encumber or authorize or propose the sale, lease, transfer, assignment, license, pledge, disposition, mortgage, security interest in or encumbrance of any assets of the Company or any of its Subsidiaries; (iii) incur, assume or prepay any indebtedness for borrowed money, or enter into any transaction, contract or agreement, except in the ordinary course of business, provided that borrowings will not in any event exceed $200,000 in the aggregate;
     (iv) guaranty any indebtedness for borrowed money, (v) authorize any capital expenditures outside the Company's previously approved capital budget and other planned expenditures heretofore disclosed to the Purchaser which are in the aggregate in excess of $50,000; (vi) enter into or amend any contract, agreement, commitment or arrangement or relinquish any right with respect to any of the matters set forth in this Section 5.2(b); (vii) amend or modify any of the terms of any stock option or grant any stock option, stock appreciation right or stock bonus; or (viii) make any loans, advances or capital contributions to, or investments in, any other person or entity, other than to any wholly-owned Subsidiary;

          (c) take any action with respect to the modification or grant of any severance or termination pay or agreement, deferred compensation arrangement or employment agreement or grant any increase in benefits payable under its severance or termination pay or deferred compensation agreements and policies or any employment agreements in effect on the date hereof;

          (d) (i) make any payments (except in the ordinary course of business and in amounts and in a manner consistent with past practice) under any Plan to any employee of, or independent contractor or consultant to, the Company or any Subsidiary; (ii) adopt any new, or amend any existing, incentive, retirement or welfare benefit arrangements, plans or programs for the benefit of current, former or retired employees of the Company and its Subsidiaries; or (iii) grant any increases in employee compensation or make any bonus or other special payments to employees, or award any stock options (except for automatic grants to directors as required by the terms of any Plan as in effect on the date hereof);

          (e) take any action except in the ordinary course of business and in a manner consistent with past practice (none of which actions shall be unreasonable or unusual) with respect to accounting policies or procedures (including without limitation its procedures with respect to the payment of accounts payable);

          (f) before the purchase of Shares pursuant to the Offer and other than pursuant to this Agreement, take any action to cause the shares of Company Common Stock to cease to be listed on the New York Stock Exchange, Inc.;

          (g) (i) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction of its liabilities or its obligations in the ordinary course of business or in accordance with their terms as in effect on the date hereof; (ii) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, restructuring, recapitalization or reorganization; or (iii) settle or compromise any litigation brought against it other than settlements or compromises of any litigation where the amount paid in settlement or compromise does not exceed $15,000, exclusive of amounts covered by insurance; or

          (h) authorize or enter into any agreement to do any of the foregoing.

          SECTION 5.3.  No Shopping.  The Company and its Subsidiaries will not,
                        -----------
directly or indirectly, through any officer, director, agent, financial adviser or otherwise, solicit, initiate or encourage submission of proposals or offers from any person relating to any acquisition or purchase of all or a portion of the assets of (other than immaterial or insubstantial assets or inventory in the ordinary course of business), or any equity interest in, the Company or any of its Subsidiaries or any business combination with the Company or any of its Subsidiaries, or participate in any negotiations regarding, or furnish to any other person any information (except for information which has been previously publicly disseminated by the Company in the ordinary course of business), except in respect of proposals received other than as a result of a failure to comply with this Section 5.3 for which the failure so to act would, in the good faith judgment of the Board of Directors, after consultation with and based upon the advice of independent legal counsel (who may be the Company's regularly engaged independent counsel), constitute a breach of the Board of Directors' fiduciary duties under applicable law. In accordance with Section 5.1 hereof, the Company shall promptly notify the Parent if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made or received and, in detail, the terms thereof no less than two business days prior to responding to any such proposal or offer. If any such proposal or offer is in writing, the Company will promptly deliver to the Purchaser and the Parent a copy of such proposal.


                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

          SECTION 6.1.  Proxy Statement.  As promptly as practicable after the
                        ---------------
consummation of the Offer and if required by the Exchange Act and the FBCA, the Company shall prepare and file with the SEC, and shall use all reasonable efforts to have cleared by the SEC, and promptly thereafter shall mail to shareholders, the Proxy Statement. The Proxy Statement shall contain the recommendation of the Board of Directors of the Company in favor of the Merger unless, in the good faith judgment of the Board of

Directors and in the written opinion of its legal counsel, such recommendation would constitute a breach of the Directors' fiduciary duty to the Company's shareholders.

          SECTION 6.2.  Meeting of Shareholders of the Company.  Following the
                        --------------------------------------
consummation of the Offer, the Company shall promptly take all action necessary in accordance with the FBCA and its Amended and Restated Articles of Incorporation and By-Laws to convene the Company Shareholders' Meeting, if such meeting is required. The shareholder vote or consent required for approval of the Merger will be no greater than that set forth in the FBCA. The Company shall use its best efforts to solicit from shareholders of the Company proxies in favor of the Merger and shall take all other action necessary or, in the reasonable opinion of the Parent, advisable to secure any vote or consent of shareholders required by the FBCA to effect the Merger. The Parent agrees that it shall vote, or cause to be voted, in favor of the Merger all Shares directly or indirectly beneficially owned by it.

          SECTION 6.3.  Additional Agreements.  The Company, the Parent and the
                        ---------------------
Purchaser will each comply in all material respects with all applicable laws and with all applicable rules and regulations of any governmental authority in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby. Each of the parties hereto agrees to use all reasonable efforts to satisfy the conditions to the obligations of the parties hereto, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to use all reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, subject, however, to the requisite vote of the Company's shareholders.

          SECTION 6.4.  Notification of Certain Matters.  The Company shall give
                        -------------------------------
prompt notice to the Parent and the Parent shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence of any event whose occurrence, or non-occurrence would be likely to cause either (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (B) any condition set forth in Annex I to be unsatisfied at any time from the date
                       -------
hereof to the date the Parent purchases Shares pursuant to the Offer and (ii) any material failure of the Company, the Parent, or the Purchaser, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice
                           --------  -------
pursuant to this Section 6.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          SECTION 6.5.  Access to Information.   From the date hereof to the
                        ---------------------
Effective Time, the Company shall, and shall cause its Subsidiaries, officers, directors, employees, auditors and agents to, afford the officers, employees and agents of the Parent and the Purchaser complete access during normal business hours to its officers, employees, agents, properties, offices and other facilities and to all books and records as may be reasonably requested, and shall furnish the Parent and the Purchaser with all financial, operating and other data and information as the Parent or the Purchaser, through its officers, employees or agents, may reasonably request. Any such information provided pursuant to this Agreement shall be deemed "confidential information" as defined in that certain Confidentiality Agreement, dated March 9, 1995 (as modified, the "Confidentiality Agreement"), between the Company and the Parent, as modified by
 -------------------------
that certain letter agreement dated July 24, 1995 and that certain letter agreement dated July 25, 1995, each between the Company and The Loewen Group Inc. (the "Letter Agreements"), and shall be subject to the provisions thereof.
           -----------------

          SECTION 6.6.  Public Announcements.  The Parent and the Company shall
                        --------------------
consult with each other before issuing any press release or otherwise making any public statements with respect to the Offer or the Merger and shall not issue any such press release or make any such public statement before such consultation, except as may be required by law or any listing agreement with any securities exchange.

          SECTION 6.7.  Best Efforts; Cooperation.  Upon the terms and subject
                        -------------------------
to the conditions hereof, each of the parties hereto agrees to use its best efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement and shall use its best efforts to obtain all necessary waivers, consents and approvals, and to effect all necessary filings under the Exchange Act and the HSR Act; provided, however, that in no event
                                        --------  -------
shall the Parent or the Purchaser be required to divest any of its assets in connection therewith. The parties shall cooperate in responding to inquiries from, and making presentations to, regulatory authorities.

          SECTION 6.8.  Agreement to Defend and Indemnify.  (a)  If any action,
                        ---------------------------------
suit, proceeding or investigation relating hereto or to the transactions contemplated hereby is commenced, whether before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that, to the extent provided in the FBCA and in the Company's Articles of Incorporation and By-laws in effect on the date hereof, the Company shall indemnify and hold harmless, and after the Effective Time, the Parent and the Surviving Corporation shall indemnify and hold harmless, each director and officer of the Company or any Subsidiary including, without limitation, officers and directors serving as such on the date hereof (collectively, the "Indemnified Parties") against any costs or expenses
                    -------------------
(including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to any of the transactions contemplated hereby, including without limitation liabilities arising under the Securities Act or the Exchange Act in connection with the Offer, the Merger or any financing. Any Indemnified Party wishing to claim indemnification hereunder, upon learning of any such claim, action, suit, proceeding or investigation, will promptly notify the Parent thereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Company, the Parent or the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company or the Surviving Corporation, promptly as statements therefor are received, and (ii) the Company, the Parent and the Surviving Corporation will cooperate in the defense of any such matter; provided, however,
                                                              --------  -------
that neither the Company, the Parent nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and further, provided, that neither the
                                         -------  --------
Company, the Parent nor the Surviving Corporation shall be obliged pursuant to this Section to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single action except to the extent that, in the opinion of counsel for the Indemnified Parties, two or more of such Indemnified Parties have conflicting interests in the outcome of such action. Notwithstanding anything contained herein to the contrary, in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (x) the Parent or the Surviving Corporation will have the right, from and after the purchase of Shares pursuant to the Offer, to assume the defense thereof and neither the Parent nor the Surviving Corporation will be liable to such Indemnified Party for any legal expenses of separate counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, except that such Indemnified Party will have the right to employ and be reimbursed by the Parent or the Surviving Corporation for the legal expenses of separate counsel if, under applicable standards of professional conduct (as advised by counsel to such Indemnified Party), a conflict of interest exists in respect of any issue between such Indemnified Party and the Parent or the Surviving Corporation, (y) the Indemnified Parties will cooperate in the defense of any such matter and (z) neither the Parent nor the Surviving Corporation will be liable for any settlement effected without the Parent's prior written consent; provided,
                                                                --------
however, that, except with respect to the advancement to an Indemnified Party of
-------
expenses incurred in the defense of any action or suit in accordance with the terms hereof (subject to reimbursement by such Indemnified Party in the event of a final determination by a court of competent jurisdiction that such advances were unlawful and must be reimbursed to the Parent or the Surviving Corporation), neither the Parent nor the Surviving Corporation will have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction ultimately determines, and such determination becomes final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. The Surviving Corporation shall, for a period of four years following the Effective Time, use its reasonable efforts either
(A) to maintain the Company's existing officers' and directors' liability insurance ("D&O Insurance") covering those persons who are currently covered
            -------------
thereby

on the date of this Agreement in full force and effect without reduction of coverage; provided, however, that the Surviving Corporation will not be required
          --------  -------
to pay an annual premium therefor in excess of 200% of the last annual premium paid prior to the date hereof, as disclosed in Section 6.8 of the Company Disclosure Schedule (the "Current Premium"); provided further that if the annual
                          ---------------    -------- -------
premium of the D&O Insurance exceeds 200% of the Current Premium, the Surviving Corporation will use its reasonable efforts to obtain a policy with the greatest coverage available for a cost not exceeding such amount; provided further that
                                                         -------- -------
if the existing D&O Insurance expires or is terminated or cancelled during such four-year period, the Surviving Corporation will use its reasonable efforts to obtain as much coverage as can be obtained for the remainder of such period for a premium on an annualized basis not in excess of 200% of the Current Premium; and, provided further that the Surviving Corporation may substitute for the D&O
     -------- -------
Insurance policies with the same coverage containing terms and conditions which are no less advantageous and provided that such substitution does not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time or (B) to cause the Parent's officers' and directors' liability insurance policy then in effect to cover those persons who are covered on the date of this Agreement by the D&O Insurance. The Parent shall cause the Surviving Corporation to continue in effect the indemnification provisions currently provided by the Amended and Restated Articles of Incorporation and By-Laws of the Company for a period of not less than four years following the Effective Time. This Section shall survive the consummation of the Merger. Notwithstanding anything in this Section to the contrary, neither the Company nor the Surviving Corporation shall have any obligation under this Section to indemnify any Indemnified Party against any cost, expense, judgment, fine, loss, claim, damage, liability or settlement amount found to have resulted solely from such Indemnified Person's own gross negligence or willful misconduct. This covenant shall survive any termination of this Agreement pursuant to Section 8.1 hereof. Notwithstanding
Section 9.7 hereof, this Section is intended to be for the benefit of and to grant third party rights to Indemnified Parties whether or not parties to this Agreement, and each of the Indemnified Parties shall be entitled to enforce the covenants contained herein.

          (b) If the Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of their properties and assets to any person, then and in each such case, proper provision shall be made so that the successors and assigns of the Parent or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 6.9.

          SECTION 6.9.  Warrants; Stock Options.  (a)  Prior to the Effective
                        -----------------------
Time, the Company shall (i) offer to each holder of an outstanding warrant granted before the date hereof (other than options outstanding under the Company's stock option plans) an amount in cash in cancellation of such warrant equal to the excess, if any, of the Per Share Amount over the per Share exercise price of such option or warrant, multiplied by the number of Shares subject to such warrant, less applicable Federal, state and local tax withholdings and (ii) use its best efforts to secure the agreement, if required, of each such holder to accept such cash payment in cancellation of such warrants.

          (b) Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, a Committee thereof) will (i) adopt such resolutions and approve such amendments, if any, as are necessary to provide for the cancellation of all stock options (the "Options") to purchase Shares granted
                                        -------
pursuant to the Company's 1989 Stock Option Plan, as amended (the "1989 Stock
                                                                   ----------
Option Plan"), effective as of immediately prior to the Effective Time and (ii)
-----------
promptly furnish Parent and Purchaser a copy of such resolutions certified by an appropriate officer of the Company. If necessary or appropriate, the Company will, upon the request of Purchaser, (x) use its best efforts to obtain the written acknowledgment of each holder of an Option that the payment of the amount of cash referred to below will satisfy the Company's obligation to such holder pursuant to such Option and (y) take such other action as is necessary or appropriate to effect the provisions of this Section 6.9(b). Pursuant to the 1989 Stock Option Plan and in accordance with such resolutions and amendments, immediately prior to the Effective Time, each Option which is not then exercisable or vested will become fully exercisable and vested, and each such Option and all other Options will be cancelled, effective as of immediately prior to the Effective Time, in exchange for a payment by the Company or the Surviving Corporation of an amount, payable within ten business days after the Effective Time, equal to the product of (A) the total number of Shares subject to such Option and (B) the excess, if any, of the price per Share to be paid in the Merger over the exercise price per Share subject to such Option, subject to any required withholding of taxes. Payments made pursuant to this Section 6.9(b) represent and will be characterized and reported by the Surviving Corporation as additional compensation expense.

          As of the Effective Time, the Company shall terminate the 1989 Stock Option Plan.

          (b) The Company shall take all actions as are necessary to ensure that neither the Company nor any Subsidiary is, or will be at the Effective Time, bound by any options, stock appreciation rights, warrants or other rights or agreements which would entitle any person, other than the Parent or its affiliates, to own any capital stock of the Surviving Corporation or any Subsidiary or to receive any payment in respect thereof, and all Plans referred to in Section 4.11 of the Company Disclosure Schedule conferring any rights with respect to Shares or other capital stock of the Company or any Subsidiary shall be deemed hereby to be amended to be in conformity with this Section 6.9.


                                  ARTICLE VII

                              CONDITIONS OF MERGER

          SECTION 7.1.  Conditions to Obligation of Each Party to Effect the
                        ----------------------------------------------------
Merger.  The respective obligations of each party to effect the Merger shall be
------
subject to the fulfillment at or before the Effective Time of the following conditions:

          (a)  Offer.  The Parent or the Purchaser shall have made, or caused to
               -----
     be made, the Offer and shall have accepted for payment and paid for, all Shares validly tendered and not withdrawn pursuant to the Offer;

          (b)  Shareholder Approval.  The Merger and this Agreement shall have
               --------------------
     been approved and adopted by the requisite vote of the shareholders of the Company, if required;

          (c)  HSR Act.  The waiting period (and any extension thereof), if any,
               -------
     applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

          (d)  No Challenge.  No statute, rule, regulation, judgment, writ,
               ------------
     decree, order or injunction shall have been promulgated, enacted, entered or enforced, and no other action shall have been taken, by any domestic or foreign government or governmental, administrative or regulatory authority or agency of competent jurisdiction or by any court or tribunal of competent jurisdiction, domestic or foreign, that in any of the foregoing cases has the effect of making illegal or directly or indirectly restraining, prohibiting or restricting the consummation of the Merger; and

          (e) Other Filings.  All actions by or in respect of or filings with
              -------------
     any governmental body, agency, official or authority required to permit the consummation of the Merger shall have been taken or made.

          SECTION 7.2. Parent and Purchaser Obligations.  The obligations of the
                       --------------------------------
Parent and the Purchaser to consummate the Merger will be subject to the satisfaction at or prior to the Effective Time of the additional condition that the Company will have satisfied and complied with in all material respects each of the covenants of the Company contained herein from the time the Purchaser accepts Shares for payment pursuant to the Offer up to and including such time as designees of the Parent or the Purchaser have been elected to, and constitute a majority of, the Board of Directors of the Company pursuant to Section 1.3 hereof.


                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

          SECTION 8.1.   Termination.  This Agreement may be terminated at any
                         -----------
time before the Effective Time:

          (a) By mutual consent of the Boards of Directors of the Parent and the Company; or

          (b) By the Parent (i) if the Parent or the Purchaser shall have failed to commence the Offer as provided in Section 1.1 due to the occurrence of any events set forth in Annex I,
                                           -------
     or (ii) if the Offer shall have expired or been terminated without any Shares being purchased thereunder by the Parent or the Purchaser as a result of the occurrence of any of the events set forth in Annex I; or
                                                                -------

          (c) By either the Parent or the Company if the Merger shall not have been consummated by December 31, 1995; provided, however, that the right to
                                            --------  -------
     terminate this Agreement pursuant to this Section 8.1(b) will not be available to any party who is (or, by virtue of such termination, would be) in breach of this Agreement; or

          (d) By either the Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a final, nonappealable order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or

          (e) By the Parent if the Board of Directors of the Company (i) withdraws, modifies or changes the Recommendation in a manner adverse to the Parent and Purchaser, (ii) recommends to the holders of Shares any proposal with respect to a tender offer, merger, consolidation, share exchange or similar transaction involving the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement, or (iii) resolves to do any of the foregoing; or

          (f) By the Company or the Parent if prior to the Effective Time, a corporation, partnership, person or other entity or group shall have made a bona fide offer with respect to which the Board of Directors of the Company, after consultation with and based upon the advice of independent legal counsel (who may be the Company's regularly engaged independent legal counsel), determines in good faith that the failure of the Board of Directors to recommend such offer to the holders of Shares would constitute a breach of the Board of Directors' fiduciary duties under applicable law, provided that any such termination by the Company shall not be effective until payment to the Parent of the fees required by Section 8.3(a) and
     Section 8.3(b); or

          (g) By either the Parent or the Company if the other party shall have breached this Agreement hereunder in any material respect and such breach continues for a period of ten days after the receipt of notice of the breach from the non-breaching party.

          SECTION 8.2.  Effect of Termination.  In the event of termination of
                        ---------------------
this Agreement as provided in Section 8.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of the Parent, the Purchaser or the Company, except (i) as set forth in Section 8.3 and Section 9.1 hereof, (ii) nothing herein shall relieve any party from liability for any willful breach hereof and (iii) termination of this Agreement shall be without prejudice to any rights any party may have hereunder, at law or in equity, against the other party for breach of this Agreement.

          SECTION 8.3.   Termination Fees and Expenses.  After this Agreement is
                         -----------------------------
terminated by the Company pursuant to Section 8.1(f) hereof or by the Parent pursuant to Section 8.1(e), (f) or (g) hereof, the Company shall pay to the Parent by wire transfer to an account designated by the Parent, within one business day after receipt of a request therefor, an amount equal to the sum of
(a) $2,250,000 and (b) the lesser of (i) $2,000,000 and (ii) all actual out-of-pocket costs and expenses of the Parent and Purchaser incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, legal, professional and service fees and expenses and any such costs and expenses of the Parent and the Purchaser incurred in connection with the enforcement of their respective rights hereunder and under the Parent Stock Option.

          SECTION 8.4.  Amendment.  This Agreement may be amended by the parties
                        ---------
hereto by action taken by the Parent and the Purchaser, and by action taken by or on behalf of the Company's Board of Directors at any time before the Effective Time; provided, however, that, after approval of the Merger by the
                --------  -------
shareholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each Share will be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          SECTION 8.5.  Waiver.  At any time before the Effective Time, any
                        ------
party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party.

                                 ARTICLE IX

                               GENERAL PROVISIONS

          SECTION 9.1.  Non-Survival of Representations, Warranties and
                        -----------------------------------------------
Agreements.  The representations, warranties and agreements in this Agreement
----------
shall terminate at the Effective Time or the termination of this Agreement pursuant to Section 8.1, as the case may be, except that the agreements set forth in Article II and Section 9.3 shall survive the Effective Time indefinitely and those set forth in Sections 6.5(b), 6.5(c), 8.3 and 9.3 shall survive termination indefinitely.

          SECTION 9.2.  Notices.  All notices and other communications given or
                        -------
made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

          (a)  if to the Parent or the Purchaser:

               Loewen Group International, Inc.
               50 East River Center Boulevard
               Suite #800
               Covington, Kentucky  41011
               Attention:  Robert Wienke, Esq.
               Telephone:  (606) 655-7192
               Fax:        (606) 655-7144

          with a copy to:

               Jones, Day, Reavis & Pogue
               599 Lexington Avenue
               New York, New York  10022
               Attention:  Christopher Kelly, Esq.
               Telephone:  (212) 326-3939
               Fax:        (212) 755-7306

          (b)  if to the Company:

               MHI Group, Inc.
               3100 Capital Circle, NE
               Tallahassee, Florida  32308
               Attention:  Clifford R. Hinkle
               Telephone:  (904) 385-8883
               Fax:        (904) 385-0338

          with a copy to:

               Willkie Farr & Gallagher
               One Citicorp Center
               153 East 53rd Street
               New York, New York  10022
               Attention:  Bruce R. Kraus, Esq.
               Telephone:  (212) 821-8000
               Fax:        (212) 821-8111


          SECTION 9.3.  Expenses.  Except as provided in Section 8.3 hereof, all
                        --------
costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

          SECTION 9.4.  Certain Definitions.  For purposes of this Agreement,
                        -------------------
the term:

          (a) "affiliate" of a person means a person that directly or
               ---------
     indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

          (b) "control" (including the terms "controlled by" and "under common
               -------                        -------------       ------------
     control with") means the possession, direct or indirect, of the power to
     ------------
     direct or cause the direction of the management and policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise; and

          (c) "person" means an individual, corporation, partnership,
               ------
     association, trust or any unincorporated organization.

          SECTION 9.5.  Headings.  The headings contained in this Agreement are
                        --------
for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 9.6.  Severability.  If any term or other provision of this
                        ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

          SECTION 9.7.  Entire Agreement; No Third-Party Beneficiaries.  Except
                        ----------------------------------------------
for the Confidentiality Agreement and the Letter Agreements, this Agreement, together with the Parent Stock Option, constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder.

          SECTION 9.8.  Assignment.  This Agreement shall not be assigned by
                        ----------
operation of law or otherwise, except that the Parent and the Purchaser may assign all or any of their rights hereunder to any affiliate of the Parent provided that no such assignment shall relieve the assigning party of its obligations hereunder.

          SECTION 9.9.  Governing Law.  This Agreement shall be governed by, and
                        -------------
construed in accordance with, the laws of the State of Florida, without regard to the principles of conflicts of law thereof.

          SECTION 9.10.  Counterparts.  This Agreement may be executed in one or
                         ------------
more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the Parent, the Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                    MHI GROUP, INC.


                                    By: /s/ Clifford R. Hinkle
                                       -------------------------------------
                                        Name:  Clifford R. Hinkle
                                        Title: President and Chief Executive
                                               Officer


                                    LOEWEN GROUP INTERNATIONAL, INC.


                                    By: /s/ Raymond L. Loewen
                                       ------------------------------------
                                        Name:  Raymond L. Loewen
                                        Title: Chairman of the
                                               Board, Chief Executive
                                               Officer and Director


                                    SPRT CORP.


                                    By: /s/ A.M. Bruce Watson
                                       ----------------------------------
                                        Name:  A.M. Bruce Watson
                                        Title: Secretary and
                                               Treasurer

          ANNEX I

                            Conditions to the Offer
                            -----------------------

          Notwithstanding any other provision of the Offer, the Parent or the Purchaser shall not be required to accept for payment or pay for, or may delay the acceptance for payment of or payment for, tendered Shares, or may terminate or amend the Offer as to any Shares not then paid for if (i) at or before the Expiration Date, the Minimum Condition shall not have been satisfied, (ii) the waiting period (and any extension thereof), if any, applicable to the consummation of the Offer and the Merger under the HSR Act shall not have expired or been terminated or (iii) on or after August 9, 1995, and at or before the time of acceptance for payment for any of such Shares, any of the following events shall occur:

          (a) there shall be in effect an injunction or other order, decree, judgment or ruling by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission of competent jurisdiction or a statute, rule, regulation, executive order or other action shall have been promulgated, enacted, taken or threatened by a governmental authority or governmental, regulatory or administrative agency or commission of competent jurisdiction which in any such case (i) restrains or prohibits the making or consummation of the Offer or the consummation of the Merger or the acquisition by the Purchaser of any Shares, or seeks to obtain any material damages with respect to the transactions contemplated by the Merger Agreement, (ii) seeks to prohibit or materially limit the ownership or operation by the Parent or the Purchaser (or any of their respective affiliates or subsidiaries) of any portion of its or the Company's business or assets which is material to the business of all such entities taken as a whole, or to compel the Parent or the Purchaser (or any of their respective affiliates or subsidiaries) to dispose of or hold separate any portion of its or the Company's and the Subsidiaries' business or assets which is material to the business of all such entities taken as a whole, (iii) seeks to impose material limitations on the ability of the Parent or the Purchaser (or any of their affiliates) effectively to acquire or to hold or to exercise full rights of ownership of the Shares, including, without limitation, the right to vote any Shares purchased by them on all matters properly presented to the holders of Shares, (iv) seeks to impose any material limitations on the ability of the Parent or the Purchaser or any of their respective affiliates or subsidiaries effectively to control in any material respect the business and operations of the Company and its

     Subsidiaries, (v) seeks to prevent the Parent, the Purchaser or any of their affiliates from acquiring, or require divestiture by the Parent, the Purchaser or any of their affiliates of, any Shares or (vi) which otherwise would materially affect the Company and its Subsidiaries taken as a whole;

          (b) there shall have been instituted or be pending any action or proceeding by a governmental authority or governmental, regulatory or administrative agency or commission of competent jurisdiction, which (i) challenges or seeks to make illegal, materially delay or otherwise directly or indirectly restrain or prohibit the making or consummation of the Offer or the consummation of the Merger or the acquisition by the Purchaser of any Shares, or seeks to obtain any material damages with respect to the transactions contemplated by the Merger Agreement, (ii) seeks to prohibit or materially limit the ownership or operation by the Parent or the Purchaser (or any of their respective affiliates or subsidiaries) of any portion of its or the Company's business or assets which is material to the business of all such entities taken as a whole, or to compel the Parent or the Purchaser (or any of their respective affiliates or subsidiaries) to dispose of or hold separate any portion of its or the Company's and the Subsidiaries' business or assets which is material to the business of all such entities taken as a whole, (iii) seeks to impose material limitations on the ability of the Parent or the Purchaser (or any of their affiliates) effectively to acquire or to hold or to exercise full rights of ownership of the Shares, including, without limitation, the right to vote any Shares purchased by them on all matters properly presented to the holders of Shares, (iv) seeks to impose any material limitations on the ability of the Parent or the Purchaser or any of their respective affiliates or subsidiaries effectively to control in any material respect the business and operations of the Company and its Subsidiaries, (v) seeks to prevent the Parent, the Purchaser or any of their affiliates from acquiring, or require divestiture by the Parent, the Purchaser or any of their affiliates of, any Shares or (vi) which otherwise would materially affect the Company and its Subsidiaries taken as a whole;

          (c) there shall have been any action taken, or any statute, rule, regulation, judgment, administrative interpretation, order or injunction, including a temporary restraining order, enacted, promulgated, entered, enforced or deemed applicable to the Company or any affiliate of the Company, or to the Offer or the Merger, which results in any of the consequences referred to in clauses (i) through (vi) of paragraph
     (b) above;

          (d) this Agreement shall have been terminated by the Company, the Parent or the Purchaser in accordance with its terms;

          (e) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States or in Canada, (ii) a declaration of a banking moratorium or any limitation or suspension of payments in respect of banks by United States Federal or state or Canadian authorities, (iii) from the date of this Agreement through the date of termination or expiration of the Offer, a decline of at least 30% in the Standard & Poor's 500 Index, (iv) a commencement or escalation of war, armed hostilities or other international or national calamity directly or indirectly involving the United States or Canada having a significant adverse effect on the functioning of the financial markets in the United States or Canada, or (v) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

          (f) (i) any of the representations and warranties made by the Company in the Merger Agreement shall not have been true and correct in all material respects when made, or shall have ceased to be true and correct in all material respects (whether because of circumstances or events occurring in whole or in part prior to, on or after the date of the Merger Agreement), or (ii) as of the Expiration Date the Company shall not have performed its obligations and agreements and complied with its covenants to be performed and complied with by it under the Merger Agreement, except where any failures to perform any covenant or agreement (i) would, in the aggregate, not materially impair or delay the ability of the Purchaser to consummate the Offer or the ability of the Parent, the Purchaser and the Company to effect the Merger, (ii) has been caused by or results from a breach by the Parent or the Purchaser of any covenant in the Merger Agreement, or (iii) is not reasonably likely to have a Material Adverse Effect;

          (g) the Company's Board of Directors shall have withdrawn, modified or amended in any manner adverse to the Parent or the Purchaser its recommendation, consent to or approval of the Offer, the Merger or the Merger Agreement or shall have entered into an agreement with a third party with respect to any acquisition or purchase of all or (except in the ordinary course of business) a portion of the assets of, or in any equity interest in, the Company or any of its Subsidiaries or any business combination with the Company or any of its Subsidiaries by such third party or shall have furnished to any third party any information with respect to, or otherwise shall have cooperated in any way with, or shall have assisted or participated in, facilitated or encouraged, any effort or attempt by such third party to do or seek any of the foregoing, or shall have resolved to do any of the foregoing; or

          (h) the Parent, the Purchaser and the Company shall have agreed that the Parent or the Purchaser shall amend the Offer to terminate the Offer or postpone the payment for Shares pursuant thereto;

which, in the reasonable judgment of the Parent and the Purchaser with respect to each and every matter referred to above and regardless of the circumstances (including any action or inaction by the Parent or the Purchaser) giving rise to any such condition, makes it inadvisable to proceed with the Offer or with such acceptance for payment or payment.

          The foregoing conditions are for the sole benefit of the Parent and the Purchaser and may be asserted by the Parent or the Purchaser or may be waived by the Parent or the Purchaser in whole or in part at any time and from time to time, in each case, in the sole judgment of the Parent and the Purchaser and subject to the terms of this Agreement. The conditions may be considered to be material to the Offer. If the Purchaser waives any material condition of the Offer, it will, if required by applicable law, extend the period of time during which the Offer is open in accordance with applicable law for a period sufficient to allow the holders of shares of Common Stock to consider the Offer by giving oral or written notice of such extension to the depositary for the Offer and by making a public announcement thereof. The failure by the Purchaser at any time to exercise any of the foregoing rights will not be deemed a waiver of any other rights and each such right will be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Purchaser concerning the events described in this Annex I will be final and binding upon all parties.